Exhibit 5.2

Helena.Viita@roschier.com

[LETTERHEAD OF ROSCHIER, ATTORNEYS LTD.]

To:	The Board of Directors Nokia Corporation Karaportti 3 FI-02610 NOKIA GROUP Espoo, Finland

30 May 2017

Dear Sirs,

We have acted as legal advisers to Nokia Corporation (the “Company”) as to Finnish law in connection with the automatic shelf registration statement on Form F-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, by the Company of debt securities (the “Securities”), as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering.

The Securities will be issued in one or more series pursuant to an indenture (the “Indenture”) to be entered into at a later stage between the Company and The Bank of New York Mellon acting through its London Branch (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement.

In that connection and in such capacity, we have been requested to furnish you with an opinion on certain Finnish law matters relating to the Indenture and Securities.

1.                                     Reviewed documents

(a)                                For the purposes of giving this opinion we have examined the following documents:

(i)                                    a copy of the Registration Statement including the Prospectus; and

(ii)                                 a form of the Indenture.

(b)                                We have further examined

(i)                                    the Articles of Association of the Company as in force on the date hereof (the “Articles of Association”);

(ii)                                 trade register extract relating to the Company, as available on 22 February 2017 and on the date hereof in the online Trade Register database maintained by the Finnish Patent and Registration Office (the “Trade Register”) (the “Trade Register Extract”);

(iii)                              a stock exchange release dated 23 May 2017 setting out resolutions of the Annual General Meeting of the Company held on 23 May 2017 (the “Shareholder Resolutions”); and

(iv)                             a copy of an extract of minutes of a meeting of the Board of Directors of the Company on 30-31 January 2017 including relevant appendix thereto and a copy of an extract of minutes of a meeting of the Board of Directors of the Company on 24 May 2017 including relevant appendix thereto (together, the “Board Minutes”).

In addition to the above, we have made a search in respect of the Company in the online database maintained by the Finnish Legal Register Center on the date hereof (the “Insolvency Search”).

The Articles of Association, the Trade Register Extract, the Shareholder Resolutions and the Board Minutes are hereinafter referred to as the “Corporate Documents”.

2.                                     Assumptions

In giving the opinions stated herein, we have made the following assumptions:

(a)                                that all documents submitted to us as copies, specimen documents or conformed copies conform to the originals thereof;

(b)                                that all documents submitted to us in draft form will be or have been executed in the form of such drafts subject only to amendments of a non-material nature or amendments which we have approved on or before the date of this opinion;

(c)                                 that all documents will have been validly authorized, executed and delivered by all of the parties thereto, other than the Company, prior to the Company executing the Indenture;

(d)                                that all documents, authorisations, powers and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;

(e)                                 that the signatures on the originals of all documents submitted to us are genuine;

(f)                                  that the Indenture, as of the Indenture having been duly executed and delivered by the Company, and the Securities, as of the Securities having been issued by the Company, will be and at all times will continue to be and constitute, legal, valid and binding obligations of the Company and other parties thereto (including the holders of the Securities), enforceable in accordance with their terms under the laws of the State of New York by which laws they are stated to be governed or which are otherwise applicable to them, other than the laws of Finland;

(g)                                 that the Indenture, as of the Indenture having been duly executed and delivered by the Company, and the Securities, as of the Securities having been issued by the Company, will be, and at all times will continue to be and constitute, legal, valid and binding obligations of the parties thereto (including the holders of the Securities), other than the Company, enforceable in accordance with their terms under the laws of all jurisdictions by which they are stated to be governed or which are otherwise applicable to them;

(h)                                that the choice of the laws of the State of New York as the governing law of the Indenture and the Securities has been made in good faith and is valid under such laws, when the Indenture has been duly executed and delivered by the Company and the Securities duly issued by the Company;

(i)                                    that all information in the public registers reviewed by us for the purposes of this opinion is accurate, complete and up-to-date;

(j)                                   that Securities will not be offered or sold in Finland other than pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of debt securities;

(k)                                that there are no contractual or other arrangements or events or circumstances (including, without limitation, misrepresentation, mistake of fact, fraud, coercion or duress), other than as expressly provided for in the Indenture, the Prospectus and the Corporate Documents or evident from the context, which if they had been known to us would have influenced the opinions expressed herein;

(l)                                    that prior to any action by the Issuer for any issue of Securities, either the Board of Directors of the Company has duly approved such issue or the CFO of the Company has approved such issue in accordance with the Board Minutes;

(m)                            that the terms of the Securities will comply with the Indenture, will not contain any terms that are not specified in the Indenture, the currency of the Securities will be, and any payment in respect of the Securities will be payable in, US dollar or other currency recognized in Finland and the Securities will be governed by the laws of the State of New York;

(n)                                that the Trustee and each successor trustee will be a duly authorized agent and representative of the holders of the Securities under the laws of each relevant jurisdiction; and

(o)                                that the Board Minutes and the Shareholder Minutes are true and accurate records of the relevant meetings and that those meetings were duly convened and that the relevant resolutions set out in the minutes have remained and will remain in full force and effect unaltered and have not and will not have been exceeded.

3.                                     Opinion

Based upon, and subject to the foregoing assumptions and to the qualifications set out below, we are of the opinion that under Finnish law as in force on the date hereof:

(a)                                Status: The Company is a public limited company duly organized and validly existing under the laws of Finland, possessing the capacity to sue and be sued in its own name and has the power and authority to own its property and assets and to carry on business;

(b)                                Power and authority: The Company has the power and authority to approve, execute and file the Registration Statement and to enter into and perform its obligations under the Indenture and has taken all necessary action to authorize the filing of the Registration Statement and the entry into and performance of its obligations under the Indenture;

(c)                                 Non-conflict with laws: Neither the issue by the Company of the Securities, the execution, delivery or performance by the Company of its obligations under the Indenture nor the consummation or performance by the Issuer of the transactions thereunder conflicts with or violates (i) the Corporate Documents or (ii) any applicable Finnish law or regulation;

(d)                                Immunity: The Company is subject to Finnish civil and commercial law with respect to its obligations under the Securities and the Indenture and the issuance of the Securities and the carrying out by the Company of the transactions contemplated by the Indenture constitute private and commercial acts, and neither it nor any of its assets under Finnish law enjoys any right of immunity from set-off or execution in respect of its obligations under the Securities or the Indenture;

(e)                                 Authorizations, approvals and consents: There are no governmental or regulatory consents, approvals, licenses or authorizations required in Finland in order for the Company to consummate the issue of the Securities or to be able to execute and deliver, and to assume the obligations purported to be assumed by the Company in the Indenture, other than as contemplated therein;

(f)                                  Legal validity and enforceability of the Indenture and the Securities: The Indenture and the Securities are stated to be governed by the laws of the State of New York and according to their terms any legal suit, action or proceeding arising out of or in relation to the Indenture or the Securities may be instituted in any state or federal court in the State and County of New York, United States or America.

As a matter of Finnish law:

(i)                                    The choice of the law of the State of New York to govern the Indenture and the Securities is a valid choice of law; and

(ii)                                 The Company’s submission to the jurisdiction of any state or federal court in the State and County of New York, United States or America contained in the Indenture and the Securities is legal, valid, binding and enforceable under the rules of Finnish private international law and will be upheld by the Finnish courts.

Under Finnish law, a judgment rendered by a New York court in an action brought pursuant to the Indenture or the Securities is as such not enforceable in Finland but a Finnish title for execution (i.e. a Finnish court judgment) is required for such enforcement; in seeking a Finnish court judgment or order to such effect, a judgment of a New York court will constitute circumstantial evidence of the questions of fact in the case concerned and evidence of the governing law as applied to the matter in dispute.

Should the Indenture or the Securities or any claim thereunder come under the jurisdiction of the courts of Finland:

(i)                                    if requested by the court, it is up to the parties to prepare an adequate translation into the Finnish language or the Swedish language of the Indenture and the Securities, in order for the court to rule on the issues brought before it;

(ii)                                 if requested by the court, it is up to the parties to provide the court with satisfactory evidence of the contents of New York law and if they fail to do so, the Finnish court may apply Finnish law instead; and

(iii)                              the application by a Finnish court of New York law in relation to the Indenture and the Securities is subject to (a) the law of New York not being contrary to such mandatory rules of Finnish law that due to their public nature or general interest shall be considered applicable irrespective of the agreed choice of law; and (b) the application of the law of New York not resulting in an outcome contrary to the public policy (ordre public) of the Finnish legal system;

If Finnish law would be applied to the Indenture and the Securities:

(i)                                    the Indenture would nevertheless (when the Indenture has been duly executed and delivered by the Company) constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of Finland and would be so treated in the courts of Finland and would be in proper form for its enforcement in such courts, if the Indenture or any claim thereunder comes under their jurisdiction; and

(ii)                                 the Securities would nevertheless (when (i) the Indenture has been duly executed and delivered by the Company, (ii) the final terms of the Securities have been duly established and approved by the Company, (iii) the issuance and sale of the Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company) constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of Finland, assuming that the Securities would then constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, however the Indenture and the Securities involve various legal concepts and instruments that are not recognized under Finnish law wherefore the applicability of Finnish law to the Indenture and the Securities may result in an outcome different to that under the laws of the State of New York; and

(g)                                 Insolvency proceedings: The Insolvency Search has not revealed any insolvency proceedings initiated against the Company.

4.                                     Qualifications

This opinion is subject to the following qualifications:

(a)                                the enforcement of rights and obligations under any agreement or instrument may be limited as a result of bankruptcy, moratorium, reorganization, administration, insolvency and other mandatory laws, regulations or other provisions having the force of law and affecting creditors’ rights generally;

(b)                                enforcement in Finland of the right of a party under any agreement or instrument may be limited by general time bar provisions (Finnish: vanhentuminen);

(c)                                 pursuant to Section 36 of the Finnish Contracts Act (228/1929, as amended), if a contract term is unfair or its application would lead to an unfair outcome, the term may be adjusted or set aside. Consequently, enforcement of any documents may be limited by general principles of equity; in particular, equitable remedies (such as an order for specific performance or an injunction) are discretionary remedies and may not be available under the laws of Finland where damages are considered to be an adequate remedy, and nothing in this opinion should be taken to indicate that any particular remedy would be available with respect to any particular provision of the relevant documents in any particular instance. Moreover, the effectiveness of terms in the documents exculpating a party from liability or duty otherwise owed may be limited by law or subject to mitigation;

(d)                                the term “enforceable”, when used herein, means that the rights and obligations of the relevant party under the relevant document are of a type which Finnish law generally enforces or recognizes; however, enforcement before the courts of Finland will in any event be subject to the remedies available in such courts (some of which may be discretionary in nature) and to the availability of defenses such as set-off, abatement, counter claim and force majeure;

(e)                                 any provision in the Indenture or the Securities which involves an indemnity for costs of litigation or enforcement is subject to the discretion of the court to decide whether and to what extent a party to litigation or enforcement should be awarded the costs incurred by it in connection therewith;

(f)                                  there may be circumstances in which a Finnish court would not treat as conclusive certificates and determinations which according to the Indenture and the Securities are stated to be so treated;

(g)                                 the right to recover damages may be limited to the extent the aggrieved party could have avoided or mitigated the damages using reasonable efforts;

(h)                                where any party is vested with a discretion or may determine a matter in its opinion, Finnish law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds;

(i)                                    Finnish courts will not give effect to obligations the performance of which, in the jurisdiction in which they are to be performed, would be illegal under the laws of that jurisdiction nor will they give effect to contractual provisions purporting to constitute a waiver of applicable mandatory provisions of law;

(j)                                   powers of attorney (including, where applicable, the appointment of a process agent), although stated to be irrevocable, may under Finnish law be revocable;

(k)                                pursuant to the Finnish Act on Recovery to a Bankruptcy Estate (758/1991, as amended), a transaction can, subject to certain pre-requisites (which vary depending on the type of transaction and the parties thereto), be revoked if the transaction was concluded within a certain period of time (the length of which varies depending on the type of transaction and the parties thereto) before the application for bankruptcy, reorganization or execution was filed with the competent court;

(l)                                    Finnish law does not recognize the concept of trust. The structure contemplated e.g. in Article 3 of the Indenture is binding as between the parties to the agreements but will not have the effect of making the funds so held by a company bankruptcy-remote e.g. in the bankruptcy of that company;

(m)                            to the extent terms of the Indenture or the Securities contemplate instruments established under law, other than Finnish law, or legal operation of the same, e.g. global note, not recognized under Finnish law, it is possible that enforceability pursuant to Finnish law of the Indenture and the Securities in accordance with their terms requires that such instruments are created, located and/or registered in certain jurisdiction;

(n)                                the question of whether or not any provisions of the Indenture or the Securities which may be invalid on account of illegality may be severed from the other provisions thereof in order to save those other provisions would be determined by a Finnish court in its discretion;

(o)                                as regards jurisdiction, a Finnish court may stay proceedings if concurrent proceedings are being brought elsewhere;

(p)                                the application by a Finnish court of the laws of the State of New York in relation to the Indenture and the Securities is subject to

(i)                                    the laws of State of New York not being contrary to such mandatory rules of Finnish law that due to their public nature or general interest shall be considered to be applicable irrespective of the agreed choice of law; and

(ii)                                 the application of the laws of State of New York not resulting in an outcome contrary to the public policy (ordre public) of the Finnish legal system;

(q)                                if requested by the court, it is up to the parties to prepare an adequate translation into the Finnish language or the Swedish language of the Indenture and the Securities, in order for the court to rule on the issues brought before it;

(r)                                   if requested by the court, it is up to the parties to provide the court with satisfactory evidence of the contents of the laws of the State of New York and if they fail to do so, the Finnish court may apply Finnish law instead unless otherwise enacted;

(s)                                  in any proceedings before a Finnish court for the enforcement of the Indenture and the Securities, the proceedings would be conducted in accordance with the statutory Finnish procedural rules and the court would not be obliged to give effect to provisions in the Indenture and the Securities, such as agreements regarding the manner in which service of process is carried out, to the extent in conflict with such statutory rules;

(t)                                   even if some of the opinions in 3. above relate to the Indenture that may be entered into after the date of this opinion and to the Securities that may be issued after the date of this opinion, the opinions are given on the basis of Finnish law only as in force on the date hereof; and

(u)                                we express no opinion as to any law other than the law of Finland as presently in force and we have assumed that there is nothing in any other law that affects our opinion stated herein; in particular we have made no independent investigation of the laws of the State of New York as a basis for the opinions stated herein and do not express or imply any opinion thereon; legal concepts expressed or described herein shall be governed by and words and expressions used herein shall be construed in accordance with Finnish law notwithstanding that original Finnish terms and definitions may not always have been used.

*          *         *

This opinion is governed by and construed in accordance with the laws of Finland.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered to you in the very matter specified herein and may not without our prior written consent be referred to or relied upon in any other matter or context whatsoever or by any other person.

Yours faithfully,

Roschier, Attorneys Ltd.

/S/ Gunnar Westerlund	/S/ Helena Viita

Gunnar Westerlund	Helena Viita